Exhibit 99.2

THOMAS PROPERTIES GROUP, INC. ANNOUNCES

THIRD QUARTER 2008 RESULTS

Thomas Properties Group, Inc. (Nasdaq: TPGI) reported today the results of operations for the quarter ended September 30, 2008.

The results of operations presented in this release include TPGI’s results of operations for the three months ended September 30, 2008 and 2007. The consolidated net loss for the three months ended September 30, 2008 was $2,941,000 or $(0.12) per share compared to consolidated net income of $271,000 or $0.01 per share for the three months ended September 30, 2007. The consolidated net income for the nine months ended September 30, 2008 was $2,224,000 or $0.09 per share compared to consolidated net income of $666,000 or $0.03 per share for the nine months ended September 30, 2007.

After tax cash flow (a non-GAAP financial measure) for the three months ended September 30, 2008 was $3,642,000 or $0.15 per share compared to after tax cash flow of $8,019,000 or $0.34 per share for the three months ended September 30, 2007. After tax cash flow, for the nine months ended September 30, 2008 was $22,043,000 or $0.93 per share compared to after tax cash flow of $17,361,000 or $0.89 per share for the nine months ended September 30, 2007. We define after tax cash flow (ATCF) as net income (loss) excluding the following items: minority interest, deferred income taxes, non-cash charges for depreciation and amortization, amortization of loan costs, non-cash compensation expense, straight-line rent adjustments and fair market value rent adjustments. ATCF is further described in note (c) to the financial statements below.

“The office property fundamentals of our markets are relatively stable, particularly in Philadelphia, Houston, downtown Los Angeles and downtown Austin, despite the current crisis in the capital markets,” said Jim Thomas, Chairman and CEO. “We believe that we are well positioned to be responsive to the market conditions we are facing. Our cash position is adequate for our near-term working capital needs and our debt maturities are manageable. We continue to focus on building value in our current portfolio and for the long term.”

Financial schedules follow. Further information is available in the Supplemental Financial Information for the Third Quarter 2008, which is available in the Investor Relations section (Financial Information) on TPGI’s website.

Teleconference and Webcast

TPGI will hold a quarterly earnings conference call on Tuesday, November 4, 2008 at 11:00 a.m. Pacific Time. To participate in the call, dial (800) 901-5226 and (617) 786-4513 internationally, and provide confirmation code 49163994.

A live webcast (listen only mode) of the conference call will also be available at this time. A hyperlink to the live webcast will be available from the Investor Relations section of our website at www.tpgre.com. A replay of the call will be available through November 25, 2008, by calling (888) 286-8010 and (617) 801-6888 internationally, and providing confirmation code 40668521. The replay will also be available on Thomas Properties Group, Inc.’s web site at www.tpgre.com.

The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

About Thomas Properties Group, Inc.

Thomas Properties Group, Inc., with headquarters in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential, properties on a nationwide basis. The company’s primary areas of focus are the acquisition and ownership of premier properties, property development and redevelopment, and property and investment management activities. The company seeks to capitalize on opportunities for above-average risk-adjusted investment returns from real estate, while managing the volatility associated with the real estate industry, through joint-venture ownership structures. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.

Forward Looking Statements

Statements made in this press release or during the quarterly earnings conference call that are not historical may contain forward-looking statements. Although TPGI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from TPGI’s expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services, including interest rates, the availability of credit and equity investors to finance commercial real estate transactions, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management’s expectations, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Factors That May Influence Future Results of Operations” in our 10-K for the year ended December 31, 2007, which has been filed with the SEC. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Revenues:
Rental	$7,482	$8,193	$23,317	$24,574
Tenant reimbursements	5,991	6,653	20,116	19,897
Parking and other	925	949	2,747	2,841
Investment advisory, management, leasing, and development services	1,799	7,070	5,570	10,909
Investment advisory, management, leasing, and development services - unconsolidated real estate entities	4,244	4,663	13,670	13,091
Reimbursement of property personnel costs	1,657	993	5,075	2,772
Condominium sales - percentage of completion	3,622	—	79,758	—

Total revenues	25,720	28,521	150,253	74,084

Expenses:
Rental property operating and maintenance	6,018	5,621	18,877	16,828
Real estate taxes	1,586	1,554	4,762	4,578
Investment advisory, management, leasing, and development services	4,142	3,303	12,520	9,471
Reimbursable property personnel costs	1,657	993	5,075	2,772
Cost of condominium sales - percentage of completion	3,113	—	62,228	—
Rent - unconsolidated real estate entities	65	61	191	181
Interest	5,803	4,362	13,740	12,405
Depreciation and amortization	2,948	2,669	8,498	8,776
General and administrative	4,173	4,477	13,556	12,992

Total expenses	29,505	23,040	139,447	68,003

Gain on sale of real estate	—	901	3,618	3,290
Early extinguishment of debt	—	—	255	—
Interest income	587	1,877	2,341	4,446
Equity in net loss of unconsolidated real estate entities	(3,968)	(4,834)	(9,108)	(9,366)
Minority interests - unitholders in the Operating Partnership	2,733	(1,372)	(3,126)	(1,720)
Minority interests in consolidated real estate entities	133	52	133	87

(Loss) income before benefit (provision) for income taxes	(4,300)	2,105	4,919	2,818
Benefit (provision) for income taxes	1,359	(1,834)	(2,695)	(2,152)

Net (loss) income	$(2,941)	$271	$2,224	$666

Earnings per share-basic	$(0.12)	$0.01	$0.09	$0.03
Earnings per share-diluted	$(0.12)	$0.01	$0.09	$0.03

Weighted average common shares - basic	23,701,294	23,626,645	23,681,997	19,522,069
Weighted average common shares - diluted	23,701,294	23,645,563	23,681,997	19,563,897

Reconciliation of net (loss) income to EBDT(a):

Net (loss) income	$(2,941)	$271	$2,224	$666
Adjustments:
Deferred income tax (benefit) expense	(1,359)	1,834	2,695	2,152
Minority interest	(2,733)	1,320	3,126	1,633
Depreciation and amortization	2,948	2,669	8,498	8,776
Amortization of loan costs	78	82	237	245
Unconsolidated real estate entities:
Depreciation and amortization	5,517	5,308	15,604	13,427
Depreciation and amortization from discontinued operations	—	—	—	12
Amortization of loan costs	247	474	1,090	1,244

Earnings before depreciation, amortization and income taxes (b)	$1,757	$11,958	$33,474	$28,155

TPGI share of earnings before depreciation, amortization and income taxes (b)	$1,072	$7,238	$20,469	$15,325

TPGI income tax expense-current	$2,512	$—	$—	$—

EBDT	$3,584	$7,238	$20,469	$15,325

EBDT per share - basic	$0.15	$0.31	$0.86	$0.79

EBDT per share - diluted	$0.15	$0.31	$0.86	$0.78

Reconciliation of net (loss) income to ATCF(c):

Net (loss) income	$(2,941)	$271	$2,224	$666
Adjustments:
Deferred income tax (benefit) expense	(1,359)	1,834	2,695	2,152
Minority interests	(2,733)	1,320	3,126	1,633
Depreciation and amortization	2,948	2,669	8,498	8,776
Amortization of loan costs	78	82	237	245
Non-cash compensation expense	848	1,139	2,457	2,916
Straight-line rent adjustments	165	1,464	3,113	4,384
Fair market value of rent adjustments	(42)	—	(100)	(4)
Unconsolidated real estate entities:
Depreciation and amortization	5,517	5,308	15,604	13,427
Depreciation and amortization from discontinued operations	—	—	—	12
Amortization of loan costs	247	474	1,090	1,244
Straight-line rent adjustments	(546)	(905)	(1,878)	(2,741)
Fair market value of rent adjustments	(330)	(408)	(1,019)	(815)

ATCF before income taxes	$1,852	$13,248	$36,047	$31,895

TPGI share of ATCF before income taxes (b)	$1,130	$8,019	$22,043	$17,361

TPGI income tax expense-current	$2,512	$—	$—	$—

ATCF	$3,642	$8,019	$22,043	$17,361

ATCF per share – basic	$0.15	$0.34	$0.93	$0.89

ATCF per share – diluted	$0.15	$0.34	$093	$0.89

Weighted average common shares - basic	23,701,294	23,626,645	23,681,997	19,522,069
Weighted average common shares - diluted	23,701,294	23,645,563	23,681,997	19,563,897

(a)	EBDT is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define EBDT as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) minority interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes to occupancy rates, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs, and provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(b)	Based on an interest in our operating partnership of 61.01% and 60.53% for the three months ended September 30, 2008 and 2007, respectively, and 61.15% and 54.43% for the nine months ended September 30, 2008 and 2007.

(c)	ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) minority interests; iii) non-cash charges for depreciation and amortization; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; and vii) the adjustment to rental revenue to reflect the fair market value of rents. Management utilizes ATCF data in assessing performance of our business operations in period-to-period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

THOMAS PROPERTIES GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2008	December 31, 2007
	(unaudited)	(audited)
ASSETS
Investments in real estate:
Land and improvements	$36,194	$35,499
Land improvements - development properties	104,538	85,253
Construction in progress	136,871	135,396
Buildings and improvements	265,188	259,031
Tenant improvements	42,804	59,804

	585,595	574,983
Less accumulated depreciation	(99,462)	(111,619)

	486,133	463,364

Investments in unconsolidated real estate entities	38,110	49,199
Cash and cash equivalents	78,474	126,647
Restricted cash	15,219	26,251
Rents and other receivables, net	4,527	2,352
Receivables from condominium sales contracts	19,170	—
Receivables from unconsolidated real estate entities	5,997	6,640
Deferred rents	10,894	14,696
Deferred leasing and loan costs, net	15,454	13,051
Other assets, net	17,190	18,692

Total assets	$691,168	$720,892

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage loans	$256,198	$257,278
Other secured loans	130,728	134,829
Unsecured loans	3,900	3,900
Accounts payable and other liabilities, net	53,116	74,733
Dividends and distributions payable	2,377	2,354
Due to affiliate	—	2,000
Prepaid rent	2,338	3,402

Total liabilities	448,657	478,496

Minority interests:
Unitholders in the Operating Partnership	95,492	95,245
Minority interests in consolidated real estate entities	3,838	4,581

Total minority interests	99,330	99,826

Commitments and contingencies
Stockholder’s equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued or outstanding as of September 30, 2008 and December 31, 2007	—	—
Common stock, $.01 par value, 75,000,000 shares authorized, 23,853,904 and 23,747,936 shares issued and outstanding as of September 30, 2008 and December 31, 2007, respectively	237	237
Limited voting stock, $.01 par value, 20,000,000 shares authorized, 14,496,666 issued and outstanding as of September 30, 2008 and December 31, 2007	145	145
Additional paid-in capital	160,508	157,799
Retained deficit and dividends	(17,709)	(15,611)

Total stockholders’ equity	143,181	142,570

Total liabilities and stockholders’ equity	$691,168	$720,892

Contact:	Thomas Properties Group, Inc.
Website: www.tpgre.com
Diana Laing, Chief Financial Officer
213-613-1900